EXHIBIT 10.3

MINE SAFETY APPLIANCES COMPANY

SUPPLEMENTAL PENSION PLAN

As Amended and Restated

Effective January 1, 2005

MINE SAFETY APPLIANCES COMPANY

SUPPLEMENTAL PENSION PLAN

MINE SAFETY APPLIANCES COMPANY

SUPPLEMENTAL PENSION PLAN

WHEREAS, Mine Safety Appliances Company (the “Company”) maintains the Non-Contributory Pension Plan for Employees of Mine Safety Appliances Company (the “Pension Plan”) for the benefit of its employees;

WHEREAS, the Pension Plan is a qualified plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, the Company adopted the Mine Safety Appliances Company Supplemental Pension Plan effective April 24, 1984, and as most recently amended and restated effective January 1, 2003 (the “Plan”), to provide certain employees of the Company with additional retirement income by supplementing the pension benefits provided to such employees under the Pension Plan to the extent benefits payable thereunder are limited by (i) Code Section 415; and (ii) Code Section 401(a)(17), and to provide for certain change in control protection of the supplemental benefits provided hereunder; and

WHEREAS, the Plan is intended to be an unfunded, nonqualified plan of deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended; and

WHEREAS, the Company has timely complied with Code Section 409A documentary requirements by designating in writing prior to January 1, 2008 the permissible distribution events and forms of payment under the Plan, as evidenced by resolutions adopted by the Board of Directors of the Company at a meeting held on November 6, 2007 and various writings prepared by the Company and its legal counsel for the purpose of documenting Plan design determinations; and

WHEREAS, the Company now wishes to amend and restate the Plan effective as of January 1, 2005 for the primary purpose of complying with Code Section 409A.

NOW THEREFORE, the Company hereby adopts the amended and restated Plan as set forth herein.

ARTICLE I

DEFINITIONS

The following definitions shall apply for purposes of the Plan, unless a different meaning is plainly indicated by the context:

1.1. “Actual Death Benefit” means the death benefit under the Pension Plan that is payable to the Spouse following the death of a Participant.

1.2. “Actuarially Equivalent” means an equivalent amount determined using the same assumptions utilized under the Pension Plan immediately prior to the Participant’s Separation from Service, or, if more favorable to the Participant, immediately prior to the Change in Control; provided, however, that for purposes of Sections 1.21 and 4.4, actuarial equivalence shall further be determined in accordance with Code Section 409A and the regulations thereunder.

1.3. “Affiliate” means an “Affiliate” within the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

1.4. “Annuity” means the Normal Form or an Optional Form of Annuity, as applicable.

1.5. “Beneficiary” means, if the Participant has elected an Optional Form of Annuity, any person designated to receive the remainder of such Participant’s Supplemental Pension Benefit under the Plan upon the Participant’s death. Beneficiary designations made pursuant to this Section 1.5 may be revised by the Participant at any time prior to the commencement of the Participant’s Supplemental Pension Benefit under the Plan or death. Beneficiary designations shall be made in writing on a form provided by, and filed with, the Committee, shall not be effective unless received by the Committee prior to the Participant’s death, and shall be subject to any applicable Spousal Consent requirements.

1.6. “Beneficial Owner” means a “Beneficial Owner” as set forth in Rule 13d-3 under the Exchange Act.

1.7. “Benefit Limitation” means the annual (a) Code Section 401(a)(17) limitations on a Participant’s compensation that may be taken into account for purposes of Company contributions and (b) Code Section 415 maximum benefit limitations.

1.8. “Board” means the Board of Directors of the Company, as constituted from time to time.

1.9. A “Change in Control” of the Company shall be deemed to have occurred if the event set forth in any one of the following paragraphs of this Section 1.9 shall have occurred, to the extent that such event would also constitute a change in ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company within the meaning of Code Section 409A(a)(2)(A)(v) and the regulations promulgated thereunder:

(a) Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (c) below; or

(b) The following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date of execution hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date of execution hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

(c) There is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least fifty-one percent (51%) of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities; or

(d) The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least fifty-one percent (51%) of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the voting securities of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

1.10. “Code” means the Internal Revenue Code of 1986, as amended from time to time.

1.11. “Committee” means the Non-Contributory Pension Plan for Employees of Mine Safety Appliances Company Committee, as established under the Pension Plan.

1.12. “Company” means Mine Safety Appliances Company and any successor to all or a major portion of its assets or business, which successor assumes the obligations of the Company under this Plan by operation of law or otherwise. For purposes of this Plan, any subsidiary or affiliate of Mine Safety Appliances Company whose employees participate in the Pension Plan shall be included within the definition of “Company.”

1.13. “Distribution Date” means the date the Supplemental Pension Benefit commences to the Participant as determined in accordance with Section 4.1.

1.14. “Effective Date” means, as to this amendment and restatement, January 1, 2005. The original effective date of the Plan was April 24, 1984.

1.15. “Eligible Employee” means:

(a) As applicable to periods prior to January 1, 2009, an Employee of the Company (i) who is designated by the Board for participation herein; (ii) who participates in the Pension Plan and; (iii) whose hypothetical benefits under the Pension Plan are determined on the basis of the provisions of the Pension Plan without regard to the limitations of Code Sections 401(a)(17) and 415 and would exceed the actual benefits payable under the Pension Plan taking into account such limitations; and

(b) As applicable to periods on and after January 1, 2009, an Employee of the Company who is: (i) classified on the Company payroll system at the “EXEC” salary grade, or (ii) designated, in writing, by the Committee for participation herein.

(c) Notwithstanding the foregoing provisions of this Section 1.15, an Eligible Employee as of December 31, 2008 shall remain an Eligible Employee on and after January 1, 2009 only to the extent that he then meets the definition of Eligible Employee as set forth in Section 1.15(b).

1.16. “Employee” means any person employed and classified by the Company as a common law employee. An “Employee” does not include a leased employee or an independent contractor. Individuals not considered Employees under this Section 1.16 shall not be reclassified as Employees notwithstanding a contrary determination by the Internal Revenue Service, any federal state or local agency, or any court or other tribunal of competent jurisdiction.

1.17. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.18. “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

1.19. “Joint and 50% Surviving Spouse Annuity” means an immediate annuity for the life of the Participant with a survivor annuity for the life of the Participant’s Spouse equal to 50% of the amount payable for the life of the Participant.

1.20. “Normal Form” means, for Participants with a Spouse, the Joint and 50% Surviving Spouse Annuity; and for Participants without a Spouse, the Single Life Annuity. The determination of whether a Participant has a Spouse is made as of the date of the Participant’s election pursuant to Section 4.3.

1.21. “Optional Form of Annuity” means any Actuarially Equivalent form of life annuity available under the terms of the Pension Plan, as in effect from time to time.

1.22. “Participant” means any Eligible Employee, and any former Eligible Employee who was vested at the time he ceased to be an Eligible Employee, who has satisfied the eligibility requirements set forth in Article II.

1.23. “Pension Plan” means the Non-Contributory Pension Plan for Employees of Mine Safety Appliances Company, as it may be amended from time to time.

1.24. “Person” means a “Person” within the meaning of Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (a) the Company or any of its subsidiaries, (b) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (c) an underwriter temporarily holding securities pursuant to an offering of such securities, (d) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, or (e) any individual or entity (including the trustees (in such capacity) of any such entity which is a trust) which is, directly or indirectly, the Beneficial Owner of securities of the Company representing five percent (5%) or more of the combined voting power of the Company’s then outstanding securities immediately before the date of execution hereof or any Affiliate of any such individual or entity, including, for purposes of this Section 1.24, any of the following: (i) any trust (including the trustees thereof in such capacity) established by or for the benefit of any such individual; (ii) any charitable foundation (whether a trust or a corporation, including the trustees or directors thereof in such capacity) established by any such individual; (iii) any spouse of any such individual; (iv) the ancestors (and spouses) and lineal descendants (and spouses) of such individual and such spouse; (v) the brothers and sisters (whether by the whole or half blood or by adoption) of either such individual or such spouse; or (vi) the lineal descendants (and their spouses) of such brothers and sisters.

1.25. “Plan” means The Mine Safety Appliances Company Supplemental Pension Plan, as set forth in this plan instrument, as it may be amended from time to time.

1.26. “Separation from Service” means the Participant’s cessation of employment with the Company (or any affiliate or subsidiary of the Company) for any reason whatsoever, whether voluntarily or involuntarily, including by reason of retirement or death; provided, however, that the employment relationship is treated as continuing intact while the Participant is on military leave, sick leave or other bona fide leave of absence to the extent the period of such leave does not exceed six (6) consecutive months or, if longer, so long as the Participant’s right to reemployment with the Company is provided either by statute or by contract. For this purpose, in accordance with regulations under Code Section 409A, a leave of absence shall be considered to be bona fide only if there is a reasonable expectation that the Participant will resume performing services for the Company. In addition, where a leave of absence (a) is due to a medically determinable physical or mental impairment that is expected to result in death or can be expected to last for a continuous period of at least six months, and (b) such impairment causes the Participant to be unable to perform the duties of his position with the Company or any substantially similar position, then the Committee shall be permitted to extend the foregoing six (6) month maximum period of leave to not more than twenty-nine (29) months of continuous absence (or such shorter period as is consistent with the Company’s employment policy regarding termination of employment of employees on disability leave). Whether a Separation from Service has occurred shall be determined by the Committee based on whether the facts and circumstances indicate that the Participant and the Company reasonably anticipate that no further services would be performed after a certain date. However, if the Participant and the Company reasonably expect that, after such certain date, the Participant would not perform more than twenty percent (20%) of the average level of bona fide services performed (measured by time devoted to work or other measure of performance deemed appropriate by the Committee) by the Participant over the immediately preceding thirty-six (36) month period of service to the Company (or any shorter period that represents the Participant’s full period of service to the

Company), then a Separation from Service by the Participant shall be deemed to have occurred as of said certain date for purposes of this Plan. At all times, this definition shall be construed to comply with the definition of “separation from service” under Section 409(A)(a)(2)(A)(i) of the Code and regulations thereunder.

1.27. “Single Life Annuity” means an annuity that provides a monthly payment solely for the life of the Participant (or Spouse, in the case of a pre-retirement death payment pursuant to Section 4.7).

1.28. “Spousal Consent” means written consent by a Participant’s Spouse waiving the form of benefit otherwise payable to the Spouse, and acknowledging the effect thereof, where such waiver and acknowledgment are provided in accordance with procedures established and on forms provided by the Committee and witnessed by a notary public. For purposes of elections under Article IV of the Plan, Spousal Consent shall be required to the same extent that it would be required if such elections were made under the Pension Plan.

1.29. “Spouse” means, in accordance with the Federal Defense of Marriage Act, 28 U.S.C.A. §1738C (1996), the person of the opposite sex, if any, to whom a Participant is legally married under applicable state law. In addition, the term “Spouse” shall include a former spouse who is entitled to a distribution under Section 4.6.

1.30. “Supplemental Pension Benefit” means the benefit set forth in Section 3.1 hereof.

ARTICLE II

PARTICIPATION

2.1 Each Participant who was participating in the Plan as of December 31, 2004 shall continue to participate in the Plan on and after the Effective Date until all Supplemental Pension Benefits have been distributed to such Participant.

2.2 Each other Eligible Employee of the Company who was not participating in the Plan on December 31, 2004 for whom benefits under the Pension Plan are reduced as a result of the Benefit Limitation shall begin participating in the Plan on the first date the Benefit Limitation causes a reduction in the employee’s accrued benefit under the Pension Plan.

ARTICLE III

AMOUNT OF BENEFITS AND VESTING

3.1 Supplemental Pension Benefit. Each Participant (or his joint annuitant or designated survivor or Beneficiary) shall be entitled under this Plan to receive a Supplemental Pension Benefit in an amount equal to the difference between (a) the benefits (if any) that would have been payable to such individual under the Pension Plan without regard to the Benefit Limitation, and (b) the benefits (if any) actually payable to such individual under the Pension Plan, in each case determined on the basis of the form of payment specified in Article IV below and as of the Participant’s Separation from Service; provided, however, that in the case of a Participant who Separated from Service between January 1, 2008 and December 31, 2008, the determination shall be made as of his Distribution Date.

Notwithstanding the foregoing, a Participant who ceases to be an Eligible Employee prior to his Separation from Service shall forfeit all Supplemental Pension Benefits accrued under the Plan as of that date.

3.2 Vesting. A Participant shall be vested in his Supplemental Pension Benefit only if the Participant would be vested in his benefit under the Pension Plan; provided, however, that such determination shall be made without regard to vesting status that results from a Code Section 420 transfer under the Pension Plan.

ARTICLE IV

DISTRIBUTION

4.1 Timing of Payment. Payment of the Supplemental Pension Benefit determined under Article III above shall commence as soon as administratively feasible on or after the Distribution Date, but in no event later than the second pay processed thereafter pursuant to the Company’s routine payroll practices as in effect from time to time. For purposes of this Section 4.1, the Distribution Date shall be determined as follows:

(a) If the Participant’s Separation from Service is on or after attainment of age fifty-five (55), the Distribution Date is the first day of the calendar month which is seven (7) months after the Participant’s Separation from Service, or

(b) If the Participant’s Separation from Service is before attainment of age fifty-five (55), the Distribution Date is the later of the first day of the calendar month after the Participant’s attainment of age fifty-five (55) and the first day of the calendar month which is seven (7) months after the Participant’s Separation from Service.

Notwithstanding the foregoing, in the case of a Participant whose Distribution Date determined pursuant to Section 4.1(a) or (b) above, as applicable, would be in 2009 and on or before October 1, 2009, such Participant’s Distribution Date shall be the later of (i) the first day of the calendar month which is seven (7) months after the Participant’s Separation from Service and (ii) the Participant’s attainment of his Social Security Retirement Age (as defined in the Pension Plan).

Effective for Separations from Service occurring on or after January 1, 2009, if the Distribution Date is delayed solely to ensure that the payment does not begin prior to the first day of the calendar month which is seven (7) months after the Participant’s Separation from Service, the first payment of any applicable Annuity will include payments for all months in the delay period with interest on the delayed payments calculated at the prime rate specified in the Northeast Edition of the Wall Street Journal on the first day of the delay period.

4.2 Forms of Payment.

(a) Normal Form. A Participant who is eligible to receive a Supplemental Pension Benefit shall receive such Benefit in the Normal Form unless the Participant has elected to receive payment under an optional form of payment elected by the Participant under subsection (b) below.

(b) Optional Forms. In lieu of the Normal Form, a Participant may elect in accordance with the provisions of Sections 4.3 and 4.4 below, and subject to any Spousal Consent requirements, to receive the Supplemental Pension Benefit in an Optional Form of Annuity or the Single Life Annuity.

4.3 Initial Payment Election. The form of payment of the Supplemental Pension Benefit determined under Section 3.1 above shall be the Normal Form as provided in Section 4.2(a), unless an optional form of benefit is elected by the Participant, subject to the provisions of Section 4.4.

4.4 Subsequent Form of Payment Elections. A Participant may change from one Annuity form of payment to another Annuity form of payment prior to his Distribution Date without restriction (other than any required Spousal Consent) provided that the Annuity form elected is Actuarially Equivalent to the Annuity option being changed.

4.5 Effect of Change in Control. Notwithstanding any other provision of this Plan, if a Participant is vested in his Supplemental Pension Benefit on the date of the Participant’s Separation from Service and that separation occurs on or within the two-year period immediately following a Change in Control (other than by the Participant’s death), payment of a Participant’s Supplemental Pension Benefit shall be paid to him in a single cash payment that is Actuarially Equivalent to the Participant’s Supplemental Pension Benefit, with payment to be made as soon as administratively feasible on or after the first day of the month that is seven (7) months after such Separation from Service, but in no event later than the second pay processed thereafter pursuant to the Company’s routine payroll practices as in effect from time to time. Payment pursuant to this Section 4.5 shall be in lieu of making payment of such Supplemental Pension Benefit in accordance with Section 4.1 hereof.

4.6 Distributions Pursuant to Domestic Relations Orders. Notwithstanding anything in the Plan to the contrary, payments to an individual other than the Participant may be made as necessary to fulfill the requirements of a domestic relations order (as defined in Code Section 414(p)(1)(B)); provided, however, that in no event shall payments pursuant to this Section 4.6 commence until such time as the Participant commences distribution of benefits in accordance with the applicable Plan terms.

4.7 Death Benefits.

(a) Post-Retirement Death Benefit. In the event of the death of the Participant after payments from the Plan have begun, the form of such payments will determine the amount and duration of payments following the Participant’s death, if any, which shall be due from the Plan with respect to the Participant.

(b) Pre-Retirement Death Benefits

(i) Amount of Payment. In the event a Participant dies prior to commencing any payments under the Plan, in lieu of all other payments from the Plan, the Participant’s Spouse who is receiving or is entitled to receive the Actual Death Benefit shall receive a monthly death benefit from the Plan equal to (A) the difference between the Actual Death Benefit and what the Actual Death Benefit would have been without regard to the Benefit Limitation, determined solely for purposes of this Section 4.7 as if the Participant died at normal retirement age under the Pension Plan without any reductions, reduced by (B) the early commencement reduction factors and spouse’s age difference or Qualified Joint and 50% Survivor Annuity factors that apply to the determination of the Actual Death Benefit, if any, except that for a Participant whose Actual Death Benefit is not payable to the Spouse prior to the Participant’s normal retirement age, the applicable early commencement and Qualified Joint and 50% Survivor Annuity reduction factors shall be those that apply to the Actual Death Benefit for a Participant not eligible for early retirement under the Pension Plan at the time of death.

(ii) Form of Payment. The Benefit payable pursuant to this Section 4.7(b) shall be payable in the form of a Single Life Annuity for the life of the Spouse.

(iii) Timing of Payment. Payment of the amount payable pursuant to this Section 4.7(b) shall be payable as soon as administratively feasible following the later of the Participant’s death or the date that the Participant would have attained age fifty-five (55), but in no event later than the second pay processed thereafter pursuant to the Company’s routine payroll practices as in effect from time to time.

(c) Effect of a Change in Control. Notwithstanding anything in the foregoing to the contrary, if a Participant becomes entitled to a Supplemental Pension Benefit pursuant to Section 4.5, but dies before the payment of such benefit, the Company shall pay to the Participant’s Spouse a single cash payment equal to the aggregate Supplemental Pension Benefit described in Section 4.5. Such payment shall be made within thirty (30) days of the date of the Participant’s death.

4.8 409A Transition Rule. Notwithstanding anything herein to the contrary, the Participant’s Supplemental Pension Benefit shall be paid in the manner elected by the Participant under the terms of the Pension Plan, provided that such election is made under the Pension Plan and payment commences under this Plan on or before December 31, 2008, or such later date as is permitted under Code Section 409A or regulations, rulings, or applicable law issued thereunder.

4.9 Additional Procedures. The Committee, in its sole discretion, may establish additional procedures and requirements for elections under the Plan and for payment of Supplemental Pension Benefits provided that they do not violate Code Section 409A.

ARTICLE V

GENERAL DUTIES

5.1 Administration.

(a) Generally. The Plan shall be administered by the Committee. The Committee is hereby authorized to delegate any part or all of its duties to such other administrators as it may appoint.

(b) Duties. The Committee (or its delegate) shall perform the duties required, and shall have the powers necessary, to administer the Plan and carry out the provisions thereof.

(c) Powers. The powers of the Committee (or its delegate) shall be as follows:

(i) To determine any question arising in connection with the Plan (and its decision or action in respect thereof shall be final, conclusive and binding upon the Company and the Participants and any other individual interested herein);

(ii) To engage the services of counsel or an attorney (who may be counsel or attorney for the Company) and an actuary, if it deems necessary, and such other agents or assistants as it deems advisable for the proper administration of the Plan; and

(iii) To receive from the Company and from Participants such information as shall be necessary for the proper administration of the Plan.

5.2 Claim and Appeal Procedure.

(a) Application for Benefits. In the event of a claim by a Participant or other person for or in respect to any benefit under the Plan, such Participant or other person (the “Claimant”) shall present the reason for the claim in writing to the Committee or to such other person or entity designated and communicated by the Committee.

(b) Claims and Appeals.

(i) In the event a claim for Supplemental Pension Benefits is denied by the Committee, written notice of the denial will be provided within ninety (90) days after receipt of the claim, or within one hundred and eighty (180) days if special circumstances require an extension of time (in which event the Claimant will be notified in writing of the delay during the initial ninety (90)-day period and the notice will indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination). The notice shall set forth:

(A) the specific reason(s) for the denial;

(B) specific reference to the Plan provisions on which the denial is based;

(C) a description of any additional material or information which must be submitted to perfect the claim, and an explanation of why such material of information is necessary;

(D) an explanation of the Plan’s review procedure; and

(E) the time limits applicable to the Plan’s review procedure and a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review.

(ii) The Claimant shall have sixty (60) days after the day on which such written notice of denial is received, in which to apply (in person or by his authorized representative) to the Committee in writing for a full and fair review of the denial of his claim. In connection with such review, the Claimant (or his representative) shall be afforded reasonable opportunity to review pertinent documents, and may submit issues and comments in writing. In addition, the Claimant (or his representative) shall have the right to submit documents, records, and other information relating to the claim for benefits, and shall be provided, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant to the claim for benefits. At the Committee’s sole option, it may arrange for a written or oral hearing or to meet personally with the Claimant and/or representative for the purpose of hearing the claimant’s contentions and such relevant evidence as the Claimant may wish to offer.

(iii) The Committee will issue its decision on review within sixty (60) days after receipt of the request for review, or within one hundred and twenty (120) days if special circumstances require an extension of time after receipt of the request for review. (Written notice of any such extension will be furnished to the Claimant before the commencement of such extension, and the notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the determination on review.) The decision will be in writing and set forth specific reasons for the decision and specific references to pertinent Plan provisions on which the decision is based. In addition, the written notice of the decision denying a claim will contain:

(A) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant to the claimant’s claim for benefits, and

(B) a statement of the claimant’s right to bring an action under Section 502(a) of ERISA.

(iv) The Committee’s review shall take into account all comments, Plan documents, records, and other information submitted by the Claimant (or his representative), without regard to whether such information was submitted or considered in the initial benefit determination.

(v) For purposes of this Section 5.2(b), Plan information is considered “relevant” to a claimant’s claim if such document, record, or other information

(A) was relied upon in making the benefit determination;

(B) was submitted, considered, or generated in the course of making the benefit determination, without regard to whether such document, record, or other information was relied upon in making the determination; or

(C) demonstrates compliance with the Plan’s review procedures and that, if appropriate, the Plan provisions have been applied consistently with respect to similarly situated claimants.

(c) Statute of Limitations. Notwithstanding the foregoing, an action brought under ERISA Section 502(a), if any, must be commenced within one (1) year after the claimant’s receipt of the denial of any appeal from an initial claim denial made pursuant to this Section 5.2, without regard to any state or federal statutes establishing provisions relating to limitations of actions.

(d) Failure to Follow Claims Procedure. If a Claimant does not follow the procedures set forth above, he shall be deemed to have waived the right to appeal benefit determinations under the Plan. In addition, all determinations by and decisions of the Committee under this Section 5.2 shall be binding on and conclusive as to the Claimant.

5.3 No Right to Assets. Any Participant (or Participant’s beneficiary) who may have or claim any interest in or right to any compensation, payment or benefit payable hereunder shall rely solely upon the unsecured promise of the Company as set forth herein for the payment thereof and shall have the status of a general unsecured creditor of the Company. The Plan constitutes a mere promise by the Company to make certain benefit payments in the future. The right of any Participant or beneficiary to benefits hereunder is strictly contractual. Notwithstanding the foregoing provisions of this Section 5.3, the Company may, in its discretion, establish a trust to pay amounts becoming payable by the Company pursuant to this Plan, which trust shall be subject to the claims of the general creditors of the Company in the event of its bankruptcy or insolvency. Notwithstanding any establishment of such a trust, the Company shall remain responsible for the payment of any amounts so payable which are not so paid by such trust. If any such trust is established, the trustee will not be required to invest trust assets in accordance with the directions of Participants given in accordance with this Plan, although the trustee, in its discretion, may so invest the trust assets.

5.4 No Contract of Employment. This Plan shall not be construed to establish a guarantee of future or continued employment by the Company of any Participant.

5.5 Non-Alienation. Benefits payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment, whether voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish the same shall be void; nor shall any such distribution or payment be in any way liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to such distribution or payment. If any Participant or Beneficiary is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish any such distribution or payment voluntarily or involuntarily, the Committee, in its discretion, may hold or cause to be held or applied such distribution or payment or any part thereof to or for the benefit of such Participant or Beneficiary in such manner as the Committee shall direct. The provisions of this Section 5.5 shall not apply to any benefit payable pursuant to a “qualified domestic relations order,” as defined in Section 414(p) of the Code, which the Committee determines is applicable to any benefit hereunder as referenced in Section 4.6.

5.6 Payments to Minors or Incompetents. If the Committee determines that any person entitled to payments under the Plan is a minor or incompetent by reason of physical or mental disability, it may cause all payments thereafter becoming due to such person to be made to any other person for his benefit, without responsibility to follow the application of amounts so paid. Payments made pursuant to this provision shall completely discharge the Company, the Plan, and the Committee.

5.7 No Effect on Other Compensation and Benefits. Nothing contained herein shall exclude or in any manner modify or otherwise affect any existing or future rights of any Participant to participate in and receive the benefits of any compensation, bonus, pension, life insurance, medical or other employee benefit plan or program to which he otherwise might be or become entitled as an officer or employee of the Company.

5.8 No Amendment to Pension Plan. This Plan shall not be deemed to constitute an amendment to, or a part of, the Pension Plan. All references hereunder to the Pension Plan shall include any amended or successor plan or plans maintained by the Company, the terms of which may be applicable at any time to a Participant’s defined benefit retirement benefit. If, however, the Pension Plan terminates, merges with, or is replaced by a successor plan, and as a result thereof the amount of the Supplemental Pension Benefit to be paid to any Participant hereunder would be reduced or calculated on a different basis, or commence at a later date or dates, such Supplemental Pension Benefit shall not be less than an amount calculated pursuant to the provisions of this Plan and in accordance with the terms of the Pension Plan, as in effect immediately prior to such termination, merger or replacement.

5.9 Construction: Choice of Laws. The provisions of the Plan shall be construed, administered and governed under the laws of the Commonwealth of Pennsylvania (including its statute of limitations provisions, but excluding its choice of law provisions) to the extent such laws are not preempted by ERISA or any other federal laws which may from time to time be applicable. Whenever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and whenever any words are used herein in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply. Titles of Articles and Sections hereof are for convenience of reference only and are not to be taken into account in construing the provisions of this Plan.

5.10 Invalidity of Provisions. If any provision of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts of the Plan, but the Plan shall be construed and enforced as if said illegal and invalid provision had never been inserted herein.

5.11 Status. This Plan is not intended to satisfy the requirements for qualification under Section 401(a) of the Code. It is intended to be a nonqualified plan that is not subject to ERISA except as required by applicable law. The Plan shall be construed and administered so as to effectuate this intent.

5.12 Expenses. The Company shall bear all expenses incurred by the Committee in administering this Plan.

5.13 Indemnification for Liability. The Company shall indemnify the Committee and the employees of the Company to whom the Committee delegates duties under this Plan, against any and all claims, losses, damages, expenses and liabilities arising from their responsibilities in connection with this Plan, unless the same is determined to be due to gross negligence or willful misconduct.

5.14 Successors. To the extent not automatically assumed by operation of law, the Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume the Company’s obligations hereunder in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

5.15 Withholding Requirements. Payment of benefits under this Plan shall be subject to applicable withholding requirements.

5.16 Amendment and Termination. The Company expects to continue the Plan indefinitely, but specifically reserves the right, in the sole and unfettered discretion of its Board, at any time, to amend, in whole or in part, any or all of the provisions of the Plan and to terminate the Plan in whole or in part, provided, however, that no such amendment or termination shall (a) reduce or adversely affect the benefits payable under the Plan to a Participant (or his Beneficiary) if the Participant’s termination of employment with the Company has occurred prior to such termination or amendment of the Plan, or (b) reduce or adversely affect the benefit to be paid with respect to the Participant on the date of such termination or amendment, as compared with the benefit that would have been payable with respect to the Participant if his employment had terminated on the day before the Plan was so terminated or amended. Termination of the Plan shall not be a distribution event under the Plan.

5.17 Limitation of Liability. Notwithstanding any provision herein to the contrary, neither the Company, the Committee, nor any individual acting as employee or agent of the Company or Committee, shall be liable to any Participant, former Participant, Beneficiary, or any other person for any claim, loss, liability or expense incurred in connection with the Plan, unless attributable to fraud or willful misconduct on the part of the Company, Committee, or any such agent of the Company or Committee, or a breach by the Company or Committee of any provision of the Plan that results in a reduction of the benefit provided hereunder.

5.18 409A Compliance. Prior to January 1, 2009, the Plan was intended to and was administered to comply with the requirements of Code Section 409A, including good faith, reasonable statutory interpretations of Section 409A which occurred prior to the Plan’s amendment and restatement and which were contrary to the terms of the Plan, if any. The Plan shall at all times be interpreted in a manner consistent with Section 409A. In the event that any provision that is necessary for the Plan to comply with Section 409A is determined by the Committee, in its sole discretion, to have been omitted, such omitted provision shall be deemed to be included herein and is hereby incorporated as part of the Plan.

IN WITNESS WHEREOF, Mine Safety Appliances Company has caused the Mine Safety Appliances Company Supplemental Pension Plan to be executed by its duly authorized officers this 19th day of December, 2008.

ATTEST:	MINE SAFETY APPLIANCES COMPANY

By
Douglas K. McClaine		Dennis L. Zeitler
Secretary		Vice President, CFO, and Treasurer

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